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                                                                     Exhibit 4.3



                        ORTHOPAEDIC BIOSYSTEMS LTD., INC.

                       STOCK PURCHASE WARRANT CERTIFICATE

Warrant No. W-_________                                                 Warrants

                   VOID AFTER 5:00 P.M., PHOENIX, ARIZONA TIME
                                December 31, 2002

         THIS CERTIFIES THAT _____________________________________ ( the
"Holder") is the owner of the number of Warrants set forth above, each of which represents the right to purchase one fully-paid and nonassessable share of the capital stock ("Stock") of ORTHOPAEDIC BIOSYSTEMS LTD., INC., an Arizona corporation (the "Corporation"), at an exercise price per share (the "Purchase Price") equal to the lesser of (i) $2.00 or (ii) the lowest price at which the Corporation shall offer its capital stock of any series or class (including but not limited to its no par value common stock or its Class A Convertible Preferred Stock) in any private placement between January 1, 1998 and December 31, 1998 (a "Private Placement"). The Stock that is subject to this Warrant will be the Corporation's Class A Convertible Preferred Stock provided, however that if the Corporation issues capital stock pursuant to a Private Placement, the Holder shall have the option to receive the series or class of capital stock that is subject to such Private Placement. The right to purchase granted hereunder is exercisable at any time prior to 5:00 p.m., Phoenix, Arizona time, on December 31, 2002, at the principal office of the Corporation in Scottsdale, Arizona.

         In the event that the Corporation shall (i) pay a dividend or make a distribution with respect to the Stock in shares of such stock, (ii) subdivide its outstanding Stock into a greater number of shares, (iii) combine the outstanding Stock into a smaller number of shares, or (iv) issue by reclassification of its Stock any additional shares of such stock, or (v) engage in any similar transaction which changes the number of issued and outstanding shares of Stock, other than an issuance of such shares by the Corporation for fair value, then in each such case the number of shares of Stock subject to this Warrant Certificate immediately prior thereto shall be proportionately adjusted so that the Holder of this Warrant Certificate shall be entitled, upon exercise hereof, to receive, to the extent permitted by applicable law, the number of shares of Stock of the Corporation which such Holder would have been entitled to receive after the happening of such event had such Warrant Certificate been exercised immediately prior to the record date for such event (or if no record date is established in connection with such event, the effective date for such action). An adjustment pursuant to the foregoing sentence shall become effective immediately after the record date in the case of a stock dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification.

         This Warrant Certificate may be exercised, in whole at any time or in part from time to time, by the Holder upon presentation and surrender of this Warrant Certificate with the form of election to purchase set forth hereon duly executed with signatures guaranteed by a member firm of a national
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securities exchange, a commercial bank (not a savings bank or a savings or loan association) or a trust company located in the United States, or a member of the National Association of Securities Dealers, Inc., and by payment in full of the aggregate Purchase Price, plus transfer taxes, if any, for the shares being purchased. Payment for the shares may be made in United States currency, by check or money order made payable to the order of the Corporation and upon compliance with and subject to the conditions set forth herein.

         No warrant may be exercised after 5:00 p.m., Phoenix, Arizona time, on December 31, 2002, and all Warrants not theretofore exercised shall automatically be canceled.

         The Holder may not sell, assign, transfer or otherwise make disposition (hereinafter collectively called "Disposition") of this Warrant Certificate, in whole or in part, unless and until the Holder has (i) presented evidence satisfactory to the Corporation prior to any Disposition that such Disposition is permissible under and does not violate the Securities Act of 1933 or any other federal or state securities laws or rules or regulations thereunder, and
(ii) received written consent from the Corporation for such Disposition. Upon receipt of such consent, the Holder may transfer this Warrant Certificate, but only in strict compliance with the procedures set forth in the written consent.

         If this Warrant Certificate shall be exercised or transferred in part only, the Holder shall be entitled to receive upon surrender, at the principal office of the Corporation, another Warrant Certificate or Certificates of like tenor and date for the balance of the shares purchasable pursuant to this Warrant.

         No fractional shares will be issued upon exercise of this Warrant Certificate.

         The Holder shall not be, nor be deemed to be, the holder of any Warrant Shares unless and until a Certificate for such shares shall have been issued.

         Except as provided in this Certificate, the existence of this Warrant Certificate shall not affect in any way the right or power of the Corporation or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganization or other changes in the Corporation's capital structure or its business, or any merger or consolidation of the Corporation, or any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Stock or the rights thereof, or dissolution or liquidation of the Corporation, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

         Every Holder of this Warrant Certificate, by accepting the same, consents and agrees with the Corporation and with every other holder of a Warrant Certificate that:

         (a) the Warrant Certificates are transferable only on the registry books of the Corporation if surrendered at the principal office of the Corporation in strict compliance with the transfer restrictions set forth herein; and


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         (b)      the Corporation may deem and treat the person in whose name the Warrant Certificate is registered as the absolute owner thereof and of the Warrants evidenced thereby (notwithstanding any notations of ownership or writing on the Warrant Certificate made by any one other than the Corporation) for all purposes whatsoever, and the Corporation shall not be affected by any notice to the contrary.

         The Company hereby agrees that at all times there shall be reserved for issuance and delivery upon exercise of this Warrant such number of shares of Common Stock or other shares of capital stock of the Company from time to time issuable upon exercise of this Warrant. All such shares shall be duly authorized, and when issued upon such exercise, shall be validly issued, fully paid and nonassessable, free and clear of all liens, security interests, charges and other encumbrances or restrictions on sale and free and clear of all preemptive rights.

         This Warrant Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Corporation.

         IN WITNESS WHEREOF, the Corporation has caused this Warrant Certificate to be duly executed.

                                            ORTHOPAEDIC BIOSYSTEMS LTD., INC.

                                            By _________________________________
                                                     Title: President

ATTEST:

___________________________
Title: Assistant Secretary

Dated: December ___, 1997


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                              ELECTION TO PURCHASE

                    (To be executed only if Holder desires to
                       exercise the Warrant Certificate.)

To:      Orthopaedic Biosystems Ltd., Inc.

         The undersigned hereby irrevocably elects to exercise ______________ Warrants represented by Warrant Certificate No. W-_________ to purchase the shares of ___________ issuable upon exercise of such Warrants and requests that certificates for such shares to be issued in the name of:

________________________________________________________________________________
         (Please insert social security or other identification number)

________________________________________________________________________________

________________________________________________________________________________
                         (Please print name and address)

         If such number of Warrants shall not be all the Warrants evidenced by said Warrant Certificate, a new Warrant Certificate for the balance remaining of such Warrants shall be registered in the name of the Holder and delivered to the Holder at the address specified below:

________________________________________________________________________________
                        (Please print address of Holder)

Dated: ________________________     ____________________________________________
                                    Signature

                                    (Signature must conform in all respects to name of holder as specified on the face of this Warrant Certificate.)

                                    ____________________________________________
                                    Signature Guaranteed


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